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                        BANC ONE CREDIT CARD MASTER TRUST
                          Trust Excess Spread Analysis
                                 for month ending:                    Dec-00

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
Card Trust                                                          BOMT 96-A
Deal Size                                                              $500MM
Expected Maturity                                                     5/15/03
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          Excess Spread:
          Portfolio Yield                                              23.69%
            Less:
              - Wtd Avg Coupon                                          7.40%
              - SVS Fees                                                1.50%
              - Charge-offs                                             7.62%
                                                                       ------
          Excess Spread:
                   Dec-00                                               7.17%
                   Nov-00                                               7.44%
                   Oct-00                                               6.52%
                 3-mo avg                                               7.04%
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          Delinquencies:
            30 to 59 Days                                               1.99%
            60 to 89 Days                                               1.42%
            90+ Days                                                    2.63%
            30+ Days                                                    6.04%

          Monthly Payment Rate:                                        12.53%

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